WaMu Mortgage Pass-Through Certificates

Series 2006-AR14 Marketing Materials

Hybrid ARMS

$ [1,683,127,100]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS OCTOBER 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: October [12], 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR14
$[1,683,127,100] (Approximate, Subject to +/- 10% Variance)
Publicly Offered Certificates
5/1 and 7/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 428,613,000	1.40/1.40	1-39/1-39	Variable (4)	Senior	AAA/AAA
1-A2	$ 82,844,000	3.92/3.93	39-56/39-56	Variable (4)	Senior	AAA/AAA
1-A3	$ 170,485,000	4.96/7.94	56-60/56-360	Variable (4)	Senior	AAA/AAA
1-A4	$ 475,000,000	2.60/3.34	1-60/1-360	Variable (4)	Senior	AAA/AAA
1-A5	$ 45,000,000	2.60/3.34	1-60/1-360	Variable (4)	Senior	AAA/AAA
1-A6	$ 5,000,000	2.60/3.34	1-60/1-360	Variable (4)	Senior/Mezzanine	AAA/AAA
1-A7	$ 56,871,000	2.60/3.34	1-60/1-360	Variable (4)	Mezzanine	AAA/AAA
2-A1	$ 172,000,000	2.95/3.37	1-84/1-360	Variable (5)	Senior	AAA/AAA
2-A2	$ 132,344,000	1.82/1.82	1-56/1-56	Variable (5)	Senior	AAA/AAA
2-A3	$ 44,114,000	6.36/8.02	56-84/56-360	Variable (5)	Senior	AAA/AAA
2-A4	$ 14,520,000	2.95/3.37	1-84/1-360	Variable (5)	Senior/Mezzanine	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
1-B-1	$ 26,468,000	4.38/6.10	1-60/1-360	Variable (4)	Subordinate	AA/NR
1-B-2	$ 11,910,000	4.38/6.10	1-60/1-360	Variable (4)	Subordinate	A/ NR
1-B-3	$ 6,616,000	4.38/6.10	1-60/1-360	Variable (4)	Subordinate	BBB/NR
2-B-1	$ 6,428,000	5.18/6.13	1-84/1-360	Variable (5)	Subordinate	AA/NR
2-B-2	$ 3,024,000	5.18/6.13	1-84/1-360	Variable (5)	Subordinate	A/ NR
2-B-3	$ 1,890,000	5.18/6.13	1-84/1-360	Variable (5)	Subordinate	BBB/NR
1-B-4	$ 6,616,000	Privately Offered Certificates		Variable (4)	Subordinate	BB/NR
1-B-5	$ 4,631,000			Variable (4)	Subordinate	B/NR
1-B-6	$ 3,311,379			Variable (4)	Subordinate	NR/NR
2-B-4	$ 1,701,000			Variable (5)	Subordinate	BB/NR
2-B-5	$ 1,323,000			Variable (5)	Subordinate	B/NR
2-B-6	$ 758,366			Variable (5)	Subordinate	NR/NR

Total:

$ 1,701,467,845

(1)     Distributions on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates will be derived from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be derived from a pool of 7/1 adjustable-rate Mortgage Loans (the “Group 2 Mortgage Loans”).  Distributions on the Group 1-B Subordinate Certificates (as defined herein) will be derived from the Group 1 Mortgage Loans.  Distributions on the Group 2-B Subordinate Certificates (as defined herein) will be derived from the Group 2 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1 and Group 2 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date (as defined herein), the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7 and Group 1-B Subordinate Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date, the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4 and Group 2-B Subordinate Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein).

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2006-AR14 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class 1-B-6 and Class 2-B-6 Certificates will be rated by only one rating agency.  The Class 1-B-6 and Class 2-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  October 1, 2006.

Expected Pricing Date:  On or about October [13], 2006.

Closing Date:  On or about October [24], 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in November 2006.

Servicing Fee:  [0.675]% per annum of the principal balance of each of the Group 1 Mortgage Loans.

  [0.75]% per annum of the principal balance of each of the Group 2 Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 2-A1, Class 2-A2, Class 2-A3, and Class 2-A4 Certificates (the “Class A Certificates”) and (ii) the Class R Certificates. The “Group 1-B Senior Subordinate Certificates” will consist of the Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates. The “Group 1-B Junior Subordinate Certificates” will consist of the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates. The Group 1-B Senior Subordinate Certificates and Group 1-B Junior Subordinate Certificates are collectively known as the “Group 1-B Certificates”. The “Group 2-B Senior Subordinate Certificates” will consist of the Class 2-B-1, Class 2-B-2, Class 2-B-3 Certificates. The “Group 2-B Junior Subordinate Certificates” will consist of the Class 2-B-4, Class 2-B-5 and Class 2-B-6, Certificates. The Group 2-B Senior Subordinate Certificates and Group 2-B Junior Subordinate Certificates are collectively known as the “Group 2-B Certificates”. The Group 1-B Certificates and the Group 2-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group 1-B Senior Subordinate Certificates and Group 2-B Senior Subordinate Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Senior and Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (23 days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class R Certificates) will be treated as representing ownership of REMIC regular interests for federal tax income purposes. The Class R Certificates will be treated as representing ownership of REMIC residual interests for tax purposes.

ERISA Eligibility:  The Offered Certificates are subject to restrictions on transfer to certain plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

SMMEA Treatment:  The Class A, Class 1-B-1 and Class 2-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 has been reduced to less than 10% of that balance as of October 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 1; and when the aggregate principal balance of the Mortgage Loans in loan group 2 has been reduced to less than 10% of that balance as of October 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 2 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of [25]% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :  As of October 1, 2006, the aggregate principal balance of the Mortgage Loans described herein is approximately $[1,701,467,846] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One Year CMT and One Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months or 84 months after the date of origination of each mortgage loan (“5/1 ARM Loans” and “7/1 ARM Loans,” respectively).  [None] of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM Loans or Group 1 Mortgage Loans

As of October 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[1,323,365,479]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.02]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM Loans or Group 2 Mortgage Loans

As of October 1, 2006, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[378,102,366]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [94.88]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,701,467,846], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1 Weighted Average Pass-Through Rate:   The "Loan Group 1 Weighted Average Pass-Through Rate" for any Distribution Date will equal the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 2 Weighted Average Pass-Through Rate:  The "Loan Group 2 Weighted Average Pass-Through Rate" for any Distribution Date will equal the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Stated Principal Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates will consist of the subordination of the Group 1-B Subordinate Certificates, initially [4.50 ]% total subordination.

Credit enhancement for the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will consist of the subordination of the Group 2-B Subordinate Certificates, initially [4.00 ]% total subordination.

Shifting Interest:

Group 1-B Subordinate Certificates

  Until the first Distribution Date occurring after October 2013, the Group 1-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates are paid down to zero or the credit enhancement provided by the Group 1-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), the Group 1-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 1-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
November 2006 – October 2013	0% Pro Rata Share
November 2013 – October 2014	30% Pro Rata Share
November 2014 – October 2015	40% Pro Rata Share
November 2015 – October 2016	60% Pro Rata Share
November 2016 – October 2017	80% Pro Rata Share
November 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 1-B Subordinate Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), (i) prior to the Distribution Date in November 2009, and the cumulative realized losses on the Group 1 Mortgage Loans allocated to the Group 1-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 1-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group 1-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in November 2009, and the cumulative realized losses on the Group 1 Mortgage Loans allocated to the Group 1-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 1-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group 1-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7 and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) exceeds the initial Group 1 Senior Percentage, respectively, as of the Closing Date, then the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates will receive all unscheduled prepayments on the Group 1 Mortgage Loans.

Group 2-B Subordinate Certificates

  Until the first Distribution Date occurring after October 2013, the Group 2-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Class 2-A1, Class 2-A2, Class 2-A3, and Class 2-A4 Certificates are paid down to zero or the credit enhancement provided by the Group 2-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), the Group 2-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 2-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
November 2006 – October 2013	0% Pro Rata Share
November 2013 – October 2014	30% Pro Rata Share
November 2014 – October 2015	40% Pro Rata Share
November 2015 – October 2016	60% Pro Rata Share
November 2016 – October 2017	80% Pro Rata Share
November 2017 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 2-B Subordinate Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), (i) prior to the Distribution Date in November 2009, and the cumulative realized losses on the Group 2 Mortgage Loans allocated to the Group 2-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 2-B Subordinate Certificates as of the Closing Date, do not exceed 20%, the Group 2-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in November 2009, and the cumulative realized losses on the Group 2 Mortgage Loans allocated to the Group 2-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 2-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group 2-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 2 Senior Percentage” (the aggregate principal balance of the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans, in each case immediately before the Distribution Date) exceeds the Group 2 Senior Percentage as of the Closing Date, then the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will receive all unscheduled prepayments on the Group 2 Mortgage Loan.

Structure Rules:

Allocation of Realized Losses:

Any loss realized on a Group 1 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 1-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 1-B-3 Certificates, until the Class 1-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 1-B-2 Certificates, until the Class 1-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 1-B-1 Certificates, until the Class 1-B-1 Principal Balance has been reduced to zero; and

(e)  fifth, to the Class 1-A7 Certificates, until the Class 1-A7 Principal Balance has been reduced to zero; and

 (f)  sixth, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5 and Class 1-A6 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero; provided however, that losses otherwise allocable to the Class 1-A5 Certificates will first be applied to the 1-A6 Certificates until the Class 1-A6 Principal Balance has been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 1-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 1-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-B-3 Principal Balance;

(c)  third, to the Class 1-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-B-2 Principal Balance;

(d)  fourth, to the Class 1-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-B-1 Principal Balance;

(e)  fifth, to the Class 1-A7 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-A7 Principal Balance; and

(f)  sixth, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, and Class 1-A6 Certificates, pro rata, in reduction of accrued but unpaid interest and then, pro rata, in reduction of their Class Principal Balances; provided however, that losses otherwise allocable to the Class 1-A5 Certificates will first be allocated to the Class 1-A6 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 1-A6 Principal Balance, until the Class 1-A6 Principal Balance has been reduced to zero.

Any loss realized on a Group 2 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 2-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 2-B-3 Certificates, until the Class 2-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 2-B-2 Certificates, until the Class 2-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 2-B-1 Certificates, until the Class 2-B-1 Principal Balance has been reduced to zero;

(e)  fifth, to the Class 2-A4 Certificates, until the Class 2-A4 Principal Balance has been reduced to zero; and

(f)  sixth, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rate, until their Class Principal Balances have each been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 2-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 2-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 2-B-3 Principal Balance;

(c)  third, to the Class 2-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 2-B-2 Principal Balance;

(d)  fourth, to the Class 2-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 2-B-1 Principal Balance;

(e)  fifth, to the Class 2-A4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 2-A4 Principal Balance; and

(f)  sixth, to the Class 2-A1, Class 2-A2, and Class 2-A3 Certificates, pro rata, in reduction of accrued but unpaid interest and then, pro rata,  in reduction of their Class Principal Balances.

Certificates Priority of Distributions:

(A)  Available funds from the Group 1 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7 and Class R Certificates accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)                   as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until the Class R Class Principal Balance is reduced to zero; and

(b)  second, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates, pro rata according to the aggregate Class Principal Balance of the certificates described in each of clause (i), (ii), (iii), (iv) and (v), as follows:

  (i)  to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, sequentially, as follows:

(A)  first, to the Class 1-A1 Certificates, until the Class 1-A1 Principal Balance has been reduced to zero;

(B)  second, to the Class 1-A2 Certificates, until the Class 1-A2 Principal Balance has been reduced to zero; and

(C)  third, to the Class 1-A3 Certificates, until the Class 1-A3 Principal Balance has been reduced to zero;

  (ii)  to the Class 1-A4 Certificates, until the Class 1-A4 Principal Balance has been reduced to zero;

(iii)          to the Class 1-A5 Certificates, until the Class 1-A5 Principal Balance has been reduced to zero;

(iv)          to the Class 1-A6 Certificates, until the Class 1-A6 Principal Balance has been reduced to zero; and

(v)           to the Class 1-A7 Certificates, until the Class 1-A7 Principal Balance has been reduced to zero;

3)                   to the Class 1-B-1 Certificates, accrued and unpaid interest at the Class 1-B-1 certificate interest rate;

4)                   to the Class 1-B-1 Certificates, principal allocable to such Class;

5)                   to the Class 1-B-2 Certificates, accrued and unpaid interest at the Class 1-B-2 certificate interest rate;

6)                   to the Class 1-B-2 Certificates, principal allocable to such Class;

7)                   to the Class 1-B-3 Certificates, accrued and unpaid interest at the Class 1-B-3 certificate interest rate;

8)                   to the Class 1-B-3 Certificates, principal allocable to such Class;

9)                   to the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 1-B Senior Subordinate Certificates; and

10)   to the Class R Certificate, any remaining amount.

  (B)  Available funds from the Group 2 Mortgage Loans will be distributed in the following order of priority:

1)  to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2)  as principal, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, pro rata, according to the aggregate Class Principal Balance of the certificates described in each of clause (i), (ii), and (iii), as follows:

(i)  to the Class 2-A1 Certificates, until the Class 2-A1 Principal Balance has been reduced to zero;

(ii)  to the Class 2-A2 and Class 2-A3 Certificates, sequentially, as follows:

(A)  first, to the Class 2-A2 Certificates, until the Class 2-A2 Principal Balance has been reduced to zero; and

(B)  second, to the Class 2-A3 Certificates, until the Class 2-A3 Principal Balance has been reduced to zero; and

(iii)  to the Class 2-A4 Certificates, until the Class 2-A4 Principal Balance has been reduced to zero;

3)  to the Class 2-B-1 Certificates, accrued and unpaid interest at the Class 2-B-1 certificate interest rate;

4)  to the Class 2-B-1 Certificates, principal allocable to such Class;

5)  to the Class 2-B-2 Certificates, accrued and unpaid interest at the Class 2-B-2 certificate interest rate;

6)  to the Class 2-B-2 Certificates, principal allocable to such Class;

7)  to the Class 2-B-3 Certificates, accrued and unpaid interest at the Class 2-B-3 certificate interest rate;

8)  to the Class 2-B-3 Certificates, principal allocable to such Class;

9)  to the Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 2-B Senior Subordinate Certificates; and

10)  to the Class R Certificate, any remaining amount.

      Notwithstanding the foregoing, (I) for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Group 1-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (A)(2)(b) above will be made to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates pro rata according to Class Principal Balance, as applicable, and (II) for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Group 2-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (B)(2) above will be made to the Class 2-A1, Class 2-A2, Class 2-A3,  and Class 2-A4 Certificates pro rata according to Class Principal Balance.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR14 Group 1
Mortgage Loans
Preliminary Collateral Information As of 10/01/06

TOTAL CURRENT BALANCE	$1,323,365,479
TOTAL ORIGINAL BALANCE	$1,323,534,434

NUMBER OF LOANS	1,768

			Minimum		Maximum
AVG CURRENT BALANCE	$748,510		$387,960		$3,000,000
AVG ORIGINAL BALANCE	$748,605		$417,600		$3,000,000

WAVG GROSS COUPON	6.34%		4.63%		8.10%
WAVG GROSS MARGIN	2.23%		2.00%		3.65%
WAVG MAX INT RATE	11.34%		9.63%		13.10%

WAVG CURRENT LTV	67.25%		7.71%		90.00%

WAVG FICO SCORE	734		606		817

WAVG MONTHS TO ROLL	60	Month(s)	41	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	341	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	19	Month(s)

NZ WAVG PREPAY TERM	35	Month(s)	30	Month(s)	36	Month(s)

TOP STATE CONC	CA(71.22%),NY(4.30%),IL(3.41%)
MAXIMUM CA ZIPCODE	1.10%

FIRST PAY DATE			April 1,2005		November 1,2006

RATE CHANGE DATE			March 1,2010		October 1,2011

MATURITY DATE			March 1,2035		October 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 CMT	3	$1,412,619.26	0.11%
5/1 I/O CMT	6	6,010,390.22	0.45
5/1 I/O LIBOR	1,701	1,277,944,344.65	96.57
5/1 LIBOR	58	37,998,125.31	2.87
Total	1,768	$1,323,365,479.44	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Year CMT	9	$7,423,009.48	0.56%
1 Yr LIBOR	1,759	1,315,942,469.96	99.44
Total	1,768	$1,323,365,479.44	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
300,001—400,000	1	$387,960.17	0.03%
400,001—500,000	427	198,506,305.62	15.00
500,001—600,000	461	253,453,090.47	19.15
600,001—700,000	270	174,894,943.90	13.22
700,001—800,000	147	110,311,612.95	8.34
800,001—900,000	97	82,517,651.32	6.24
900,001—1,000,000	117	113,351,522.67	8.57
1,000,001—1,100,000	31	32,788,096.00	2.48
1,100,001—1,200,000	29	33,785,275.00	2.55
1,200,001—1,300,000	28	35,209,958.70	2.66
1,300,001—1,400,000	24	33,091,118.20	2.50
1,400,001—1,500,000	40	59,042,442.46	4.46
1,500,001—1,600,000	14	21,681,857.00	1.64
1,600,001—1,700,000	11	18,233,499.99	1.38
1,700,001—1,800,000	5	8,873,200.00	0.67
1,800,001—1,900,000	12	22,269,500.00	1.68
1,900,001—2,000,000	13	25,652,599.99	1.94
2,000,001—2,100,000	10	20,575,000.00	1.55
2,100,001—2,200,000	3	6,471,000.00	0.49
2,200,001—2,300,000	5	11,208,000.00	0.85
2,300,001—2,400,000	7	16,661,850.00	1.26
2,400,001—2,500,000	5	12,356,000.00	0.93
2,500,001 >=	11	32,042,995.00	2.42
Total	1,768	$1,323,365,479.44	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.501—4.750	2	$964,000.00	0.07%
4.751—5.000	3	2,569,100.00	0.19
5.001—5.250	10	7,669,502.00	0.58
5.251—5.500	18	13,356,205.00	1.01
5.501—5.750	54	39,464,199.22	2.98
5.751—6.000	183	138,658,926.52	10.48
6.001—6.250	450	374,015,495.05	28.26
6.251—6.500	569	419,617,273.39	31.71
6.501—6.750	296	208,475,917.23	15.75
6.751—7.000	106	72,100,965.64	5.45
7.001—7.250	44	27,294,446.39	2.06
7.251—7.500	18	9,860,199.00	0.75
7.501—7.750	9	5,282,950.00	0.40
7.751—8.000	2	1,080,800.00	0.08
8.001—8.250	4	2,955,500.00	0.22
Total	1,768	$1,323,365,479.44	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	284	$253,962,912.89	19.19%
2.001—2.250	979	743,130,605.55	56.15
2.251—2.500	317	202,638,428.08	15.31
2.501—2.750	106	73,863,240.85	5.58
2.751—3.000	48	29,619,742.07	2.24
3.001—3.250	24	14,699,300.00	1.11
3.251—3.500	9	4,996,250.00	0.38
3.501—3.750	1	455,000.00	0.03
Total	1,768	$1,323,365,479.44	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	2	$964,000.00	0.07%
9.751—10.000	4	3,232,300.00	0.24
10.001—10.250	10	7,669,502.00	0.58
10.251—10.500	18	13,356,205.00	1.01
10.501—10.750	55	39,910,590.37	3.02
10.751—11.000	182	138,232,426.52	10.45
11.001—11.250	448	372,295,498.13	28.13
11.251—11.500	567	418,359,073.39	31.61
11.501—11.750	296	208,682,117.23	15.77
11.751—12.000	108	73,183,965.64	5.53
12.001—12.250	45	28,300,352.16	2.14
12.251—12.500	16	8,820,199.00	0.67
12.501—12.750	10	6,295,450.00	0.48
12.751—13.000	2	1,080,800.00	0.08
13.001—13.250	5	2,983,000.00	0.23
Total	1,768	$1,323,365,479.44	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,768	$1,323,365,479.44	100.00%
Total	1,768	$1,323,365,479.44	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$1,024,891.15	0.08%
351—360	1,766	1,322,340,588.29	99.92
Total	1,768	$1,323,365,479.44	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,190	$886,092,453.69	66.96%
1—6	576	436,248,134.60	32.97
7—12	1	584,891.15	0.04
13 >=	1	440,000.00	0.03
Total	1,768	$1,323,365,479.44	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,258,000.00	0.25%
21—25	8	4,813,609.47	0.36
26—30	11	12,690,500.00	0.96
31—35	19	11,582,185.36	0.88
36—40	23	23,270,806.98	1.76
41—45	31	25,904,806.34	1.96
46—50	74	67,771,896.20	5.12
51—55	89	83,036,419.50	6.27
56—60	145	130,314,982.80	9.85
61—65	168	133,331,725.73	10.08
66—70	280	218,781,579.09	16.53
71—75	267	188,262,345.65	14.23
76—80	631	410,778,663.85	31.04
81—85	4	1,965,999.99	0.15
86—90	13	7,601,958.48	0.57
Total	1,768	$1,323,365,479.44	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$3,258,000.00	0.25%
21—25	8	4,813,609.47	0.36
26—30	11	12,690,500.00	0.96
31—35	19	11,582,185.36	0.88
36—40	23	23,270,806.98	1.76
41—45	31	25,904,806.34	1.96
46—50	74	67,771,896.20	5.12
51—55	89	83,036,419.50	6.27
56—60	145	130,314,982.80	9.85
61—65	168	133,331,725.73	10.08
66—70	280	218,781,579.09	16.53
71—75	267	188,262,345.65	14.23
76—80	630	410,390,703.68	31.01
81—85	4	1,965,999.99	0.15
86—90	14	7,989,918.65	0.60
Total	1,768	$1,323,365,479.44	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	9	$5,137,009.59	0.39%
620—639	34	21,452,443.03	1.62
640—659	61	38,798,942.51	2.93
660—679	79	59,159,590.22	4.47
680—699	234	167,056,332.39	12.62
700—719	238	181,217,265.75	13.69
720—739	316	236,782,985.43	17.89
740—759	242	187,801,035.13	14.19
760—779	293	226,993,297.49	17.15
780—799	196	146,642,120.73	11.08
800 >=	66	52,324,457.17	3.95
Total	1,768	$1,323,365,479.44	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	229	$183,539,019.44	13.87%
Reduced	1,539	1,139,826,460.00	86.13
Total	1,768	$1,323,365,479.44	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	10	$7,251,492.00	0.55%
Owner Occupied	1,607	1,193,157,774.81	90.16
Second Home	151	122,956,212.63	9.29
Total	1,768	$1,323,365,479.44	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	31	$24,935,740.00	1.88%
Condo	180	128,929,672.51	9.74
Co-op	6	6,166,750.00	0.47
PUD	349	278,893,925.40	21.07
Single Family	1,202	884,439,391.53	66.83
Total	1,768	$1,323,365,479.44	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	415	$316,077,829.74	23.88%
Refi—Cash Out	800	587,692,028.65	44.41
Refi—No Cash Out	553	419,595,621.05	31.71
Total	1,768	$1,323,365,479.44	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,760	$1,312,882,879.44	99.21%
30	1	1,412,600.00	0.11
36	7	9,070,000.00	0.69
Total	1,768	$1,323,365,479.44	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	19	$12,149,688.00	0.92%
CA	1,291	942,467,657.46	71.22
CO	32	25,013,320.00	1.89
CT	26	23,324,923.63	1.76
DC	2	1,187,250.00	0.09
DE	3	2,774,000.00	0.21
FL	54	40,382,632.19	3.05
GA	5	3,796,000.00	0.29
HI	2	6,000,000.00	0.45
ID	1	675,000.00	0.05
IL	60	45,128,008.13	3.41
IN	1	2,400,000.00	0.18
MA	36	26,554,431.81	2.01
MD	6	4,283,750.00	0.32
ME	1	975,000.00	0.07
MI	5	5,803,000.00	0.44
MN	2	3,640,000.00	0.28
NC	1	842,206.00	0.06
NH	3	2,842,000.00	0.21
NJ	43	33,713,404.00	2.55
NV	5	2,678,440.00	0.20
NY	61	56,968,190.57	4.30
OH	2	2,286,500.00	0.17
OR	10	7,584,500.00	0.57
PA	3	1,973,330.00	0.15
RI	2	1,256,500.00	0.09
TN	1	479,600.00	0.04
TX	7	5,305,640.22	0.40
UT	7	8,100,000.00	0.61
VA	9	6,019,250.00	0.45
WA	65	44,721,257.43	3.38
WI	3	2,040,000.00	0.15
Total	1,768	$1,323,365,479.44	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,364	$1,013,617,854.29	76.59%
15.00 or less	14	14,351,817.04	1.08
15.01—20.00	18	15,421,073.88	1.17
20.01—25.00	24	21,436,380.93	1.62
25.01—30.00	43	35,460,743.88	2.68
30.01—35.00	78	61,783,482.54	4.67
35.01—40.00	107	79,077,855.44	5.98
40.01—45.00	50	34,509,024.08	2.61
45.01—50.00	35	22,279,074.19	1.68
50.01—55.00	25	15,964,070.17	1.21
55.01—60.00	8	7,224,603.00	0.55
60.01 >=	2	2,239,500.00	0.17
Total	1,768	$1,323,365,479.44	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.47%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,646	$1,232,148,332.39	93.11%
60.00 or less	14	12,527,904.79	0.95
60.01—65.00	4	4,325,385.00	0.33
65.01—70.00	13	12,435,788.02	0.94
70.01—75.00	4	2,565,425.50	0.19
75.01—80.00	10	7,578,000.00	0.57
80.01—85.00	13	8,739,896.12	0.66
85.01—90.00	62	42,027,545.77	3.18
90.01—95.00	1	417,201.85	0.03
95.01—100.00	1	600,000.00	0.05
Total	1,768	$1,323,365,479.44	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 78.09%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR14 Group 2
Mortgage Loans
Preliminary Collateral Information As of 10/01/06

TOTAL CURRENT BALANCE	$378,102,366
TOTAL ORIGINAL BALANCE	$378,495,312

NUMBER OF LOANS	493

			Minimum		Maximum
AVG CURRENT BALANCE	$766,942		$222,000		$2,830,000
AVG ORIGINAL BALANCE	$767,739		$423,000		$2,830,000

WAVG GROSS COUPON	6.53%		5.38%		7.78%
WAVG GROSS MARGIN	2.22%		2.00%		3.25%
WAVG MAX INT RATE	11.53%		10.38%		12.78%

WAVG CURRENT LTV	67.25%		15.31%		90.00%

WAVG FICO SCORE	733		595		819

WAVG MONTHS TO ROLL	84	Month(s)	81	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	357	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(65.18%),WA(6.36%),NY(4.89%)
MAXIMUM CA ZIPCODE	1.78%

FIRST PAY DATE			August 1,2006		November 1,2006

RATE CHANGE DATE			July 1,2013		October 1,2013

MATURITY DATE			July 1,2036		October 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	467	$358,743,549.03	94.88%
7/1 LIBOR	26	19,358,817.09	5.12
Total	493	$378,102,366.12	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	493	$378,102,366.12	100.00%
Total	493	$378,102,366.12	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
200,001—300,000	1	$222,000.00	0.06%
400,001—500,000	119	55,849,721.22	14.77
500,001—600,000	109	59,552,366.13	15.75
600,001—700,000	72	46,871,787.03	12.40
700,001—800,000	49	37,048,808.15	9.80
800,001—900,000	36	30,640,043.00	8.10
900,001—1,000,000	36	34,664,136.16	9.17
1,000,001—1,100,000	9	9,688,741.67	2.56
1,100,001—1,200,000	7	7,983,250.00	2.11
1,200,001—1,300,000	5	6,341,736.22	1.68
1,300,001—1,400,000	5	6,845,500.00	1.81
1,400,001—1,500,000	17	25,110,249.00	6.64
1,500,001—1,600,000	4	6,250,000.00	1.65
1,600,001—1,700,000	2	3,380,000.00	0.89
1,700,001—1,800,000	6	10,467,500.00	2.77
1,900,001—2,000,000	4	7,898,527.54	2.09
2,100,001—2,200,000	3	6,480,000.00	1.71
2,200,001—2,300,000	1	2,250,000.00	0.60
2,300,001—2,400,000	2	4,780,000.00	1.26
2,400,001—2,500,000	2	4,933,000.00	1.30
2,500,001 >=	4	10,845,000.00	2.87
Total	493	$378,102,366.12	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.251—5.500	2	$995,650.00	0.26%
5.501—5.750	4	2,658,000.00	0.70
5.751—6.000	13	8,441,900.00	2.23
6.001—6.250	64	55,886,233.21	14.78
6.251—6.500	162	131,149,134.22	34.69
6.501—6.750	151	111,612,606.52	29.52
6.751—7.000	67	49,808,476.08	13.17
7.001—7.250	13	7,886,000.00	2.09
7.251—7.500	9	4,728,983.04	1.25
7.501—7.750	6	3,838,383.05	1.02
7.751—8.000	2	1,097,000.00	0.29
Total	493	$378,102,366.12	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	77	$65,832,997.21	17.41%
2.001—2.250	284	228,940,594.74	60.55
2.251—2.500	84	52,315,218.08	13.84
2.501—2.750	31	21,114,833.04	5.58
2.751—3.000	12	6,738,323.05	1.78
3.001—3.250	5	3,160,400.00	0.84
Total	493	$378,102,366.12	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.251—10.500	2	$995,650.00	0.26%
10.501—10.750	4	2,658,000.00	0.70
10.751—11.000	13	8,441,900.00	2.23
11.001—11.250	64	55,886,233.21	14.78
11.251—11.500	162	131,149,134.22	34.69
11.501—11.750	152	112,557,506.52	29.77
11.751—12.000	66	48,863,576.08	12.92
12.001—12.250	13	7,886,000.00	2.09
12.251—12.500	9	4,728,983.04	1.25
12.501—12.750	6	3,838,383.05	1.02
12.751—13.000	2	1,097,000.00	0.29
Total	493	$378,102,366.12	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	493	$378,102,366.12	100.00%
Total	493	$378,102,366.12	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	493	$378,102,366.12	100.00%
Total	493	$378,102,366.12	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	340	$256,029,796.00	67.71%
1—6	153	122,072,570.12	32.29
Total	493	$378,102,366.12	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$222,000.00	0.06%
21—25	2	1,140,500.00	0.30
26—30	7	4,415,549.30	1.17
31—35	3	2,292,999.99	0.61
36—40	6	4,532,400.00	1.20
41—45	10	9,661,947.92	2.56
46—50	17	15,018,527.54	3.97
51—55	26	22,256,100.00	5.89
56—60	41	34,724,736.22	9.18
61—65	52	49,113,130.00	12.99
66—70	90	74,897,849.00	19.81
71—75	76	54,231,475.17	14.34
76—80	160	104,577,150.98	27.66
81—85	1	437,500.00	0.12
86—90	1	580,500.00	0.15
Total	493	$378,102,366.12	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	2	$1,140,500.00	0.30%
26—30	7	4,415,549.30	1.17
31—35	3	2,292,999.99	0.61
36—40	6	4,532,400.00	1.20
41—45	11	9,883,947.92	2.61
46—50	17	15,018,527.54	3.97
51—55	26	22,256,100.00	5.89
56—60	41	34,724,736.22	9.18
61—65	52	49,113,130.00	12.99
66—70	90	74,897,849.00	19.81
71—75	76	54,231,475.17	14.34
76—80	160	104,577,150.98	27.66
81—85	1	437,500.00	0.12
86—90	1	580,500.00	0.15
Total	493	$378,102,366.12	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
580—599	1	$570,000.00	0.15%
620—639	6	3,563,000.00	0.94
640—659	20	14,994,642.13	3.97
660—679	16	10,080,923.04	2.67
680—699	75	55,414,483.21	14.66
700—719	73	56,575,550.22	14.96
720—739	91	67,482,147.00	17.85
740—759	70	59,709,726.08	15.79
760—779	72	54,737,046.14	14.48
780—799	47	37,211,151.08	9.84
800 >=	22	17,763,697.22	4.70
Total	493	$378,102,366.12	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	81	$60,438,608.83	15.98%
Reduced	412	317,663,757.29	84.02
Total	493	$378,102,366.12	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	3	$2,624,900.00	0.69%
Owner Occupied	460	352,184,258.15	93.15
Second Home	30	23,293,207.97	6.16
Total	493	$378,102,366.12	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	14	$12,325,110.00	3.26%
Condo	38	29,582,360.05	7.82
Co-op	2	1,818,400.00	0.48
PUD	107	85,086,423.15	22.50
Single Family	332	249,290,072.92	65.93
Total	493	$378,102,366.12	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	135	$103,497,926.83	27.37%
Refi—Cash Out	224	170,040,238.27	44.97
Refi—No Cash Out	134	104,564,201.02	27.65
Total	493	$378,102,366.12	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	490	$375,141,366.12	99.22%
36	3	2,961,000.00	0.78
Total	493	$378,102,366.12	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	12	$9,751,750.00	2.58%
CA	325	246,446,744.43	65.18
CO	12	7,619,647.92	2.02
CT	7	8,019,500.00	2.12
DC	2	1,334,800.00	0.35
FL	18	15,864,461.05	4.20
ID	2	1,004,750.00	0.27
IL	17	12,932,483.04	3.42
MA	3	1,839,900.00	0.49
MD	2	1,305,000.00	0.35
MI	1	495,000.00	0.13
MN	1	987,000.00	0.26
NC	2	1,243,000.00	0.33
NJ	7	6,247,750.00	1.65
NV	6	4,860,688.00	1.29
NY	23	18,477,076.38	4.89
OR	6	3,951,500.00	1.05
PA	1	456,000.00	0.12
UT	2	3,281,600.00	0.87
VA	7	5,505,500.00	1.46
VT	1	640,000.00	0.17
WA	33	24,059,715.30	6.36
WI	2	1,336,000.00	0.35
WY	1	442,500.00	0.12
Total	493	$378,102,366.12	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	388	$296,217,836.34	78.34%
15.00 or less	3	3,228,527.53	0.85
15.01—20.00	2	3,002,000.00	0.79
20.01—25.00	5	5,203,400.00	1.38
25.01—30.00	15	12,833,129.22	3.39
30.01—35.00	21	15,416,999.08	4.08
35.01—40.00	31	23,657,628.16	6.26
40.01—45.00	17	11,460,799.07	3.03
45.01—50.00	7	4,540,800.00	1.20
50.01—55.00	2	1,546,624.72	0.41
55.01—60.00	2	994,622.00	0.26
Total	493	$378,102,366.12	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.99%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	461	$353,364,847.84	93.46%
60.00 or less	3	3,392,527.53	0.90
65.01—70.00	2	1,442,000.00	0.38
70.01—75.00	3	1,598,000.00	0.42
75.01—80.00	1	975,000.00	0.26
80.01—85.00	4	3,357,000.00	0.89
85.01—90.00	18	12,932,999.08	3.42
95.01—100.00	1	1,039,991.67	0.28
Total	493	$378,102,366.12	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 81.53%.